MAXXAM INC.

                          COMPUTATION OF NET LOSS
                   PER COMMON AND COMMON EQUIVALENT SHARE

        (IN MILLIONS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                         Years Ended December 31,
                                                    1994          1993        1992
     Weighted average common and common
       equivalent shares outstanding
       during each year                          9,376,703     9,376,703   9,367,974
     Common equivalent shares attributable
       to stock options and convertible
       securities                                   71,175        80,380      59,037
                                                 ---------     ---------   ---------
     Total common and common
       equivalent shares                         9,447,878     9,457,083   9,427,011
                                                 =========     =========   =========

     Loss before extraordinary item and
       cumulative effect of changes in
       accounting principles                   $    (116.7)  $    (131.9) $     (7.3)
     Extraordinary item                               (5.4)        (50.6)          -
Cumulative effect of changes in
     accounting principles                               -        (417.7)          -
                                                ----------    ----------   ---------
Net loss                                       $    (122.1)  $    (600.2) $     (7.3)
                                                ==========    ==========   =========

Per common and common equivalent
     share:
     Loss before extraordinary item
          and cumulative effect of
          changes in accounting
          principles                           $    (12.35)  $    (13.95) $     (.77)
     Extraordinary item                               (.57)        (5.35)          -
     Cumulative effect of changes in
          accounting principles                          -        (44.17)          -
                                                ----------    ----------   ---------
     Net loss                                  $    (12.92)  $    (63.47) $     (.77)
                                                ==========    ==========   =========
